Exhibit 10.48

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH AGREEMENTS.

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (this “Agreement”) is made as of May 19, 2009, between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Subscriber”).

RECITALS

The Company desires to engage in a public offering for the issuance and sale of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $299 million exclusive of any overallotment option (the “Public Offering”).  Concurrently with the Public Offering, the Company desires to engage in a private offering of shares of Common Stock to the Subscriber and certain other parties, subject to the representations, warranties, covenants and conditions set forth herein (the “Private Offering”).

The Company, Subscriber and certain other parties have entered into an Amended and Restated Stockholders Agreement, dated as of November 20, 2006 (as the same may be amended from time to time in accordance with its terms, the “Stockholders Agreement”), setting forth certain agreements with respect to, among other things, the management of the Company and transfers of their respective shares in various circumstances.  The Company, Subscriber and certain other parties have also entered into a Registration Rights Agreement, dated as of December 21, 2005, as amended by Amendment No. 1 thereto, dated as of November 20, 2006 (as the same may be further amended from time to time in accordance with its terms and the Stockholders Agreement, the “Registration Rights Agreement”) setting forth certain agreements with respect to, among other things, the registration, under the Securities and Exchange Act of 1934 (the “Exchange Act”), of any shares of Common Stock held by the Subscriber that constitute Registrable Securities, as such term is defined in the Registration Rights Agreement.

In connection with the Private Offering, the Subscriber desires to purchase, and the Company desire to sell to the Subscriber, shares of Common Stock, subject to and in accordance with this Agreement.

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Sale and Purchase of Common Stock

1.1.          Subject to the conditions hereof, the Company hereby agrees to issue and sell to Subscriber, and Subscriber hereby agrees to subscribe for and purchase from the Company, for investment, on the Closing Date (as defined below), the number of shares of Common Stock set forth next to Subscriber’s name on Schedule I hereto (the “Shares”) at a purchase price equal to the price per share to the public in the Public Offering, less the underwriting discounts and commission payable to the underwriters in the Public Offering (the “Purchase Price”).

1.2.          Subject to the satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof, the closing of the sale and purchase of the Common Stock provided for in Section 1.1 hereof (the “Closing”) shall take place at 10:00 a.m. (local time) at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, on such date as may be agreed upon by the Company and the Subscriber that is within three business days after the satisfaction of the conditions set forth in Section 5.1 and 5.2 hereof, or on such other time and date as may be agreed by the Company and the Subscriber.  The date on which the Closing is held is referred to in this Agreement as the “Closing Date”.

1.3.          On the Closing Date, against payment by Subscriber of the Purchase Price by wire transfer of immediately available federal funds, the Company shall direct Computershare Investor Services, as transfer agent and registrar of its Common Stock, to issue, register and deliver to the Subscriber the number of shares of Common Stock set forth next to the Subscriber’s name on Schedule I hereto, and electronically credit such shares of Common Stock to the accounts designated by the Subscriber at the time of the sale of such shares.

1.4.          The Company hereby agrees that any shares of Common Stock to be purchased by the Subscriber under this Agreement shall constitute Registrable Securities, as such term is defined in the Registration Rights Agreement.

2.          [RESERVED]

3.          Representations and Warranties of the Company.  The Company represents and warrants to Subscriber that:

3.1.          The Shares, when issued hereunder and upon delivery of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of restrictions on transfer, other than those set forth in the Stockholders Agreement, the Registration Rights Agreement and applicable federal and state securities laws.

3.2.          The Company and its subsidiaries, taken together as a whole, have not sustained since December 31, 2008 any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “10-K”), its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “10-Q”), and the Current Reports on Form 8-K (or portions thereof) set forth on Schedule II hereto (the “8-Ks,” and, together with the 10-K and the 10-Q, the “Exchange Act Reports”) and, since May 1, 2009, there has not been any change in the capital stock or long term debt of the

Company and its subsidiaries, taken together as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Exchange Act Reports.

3.3.          The Company and its subsidiaries collectively have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens securing or otherwise permitted by the Senior Credit Facilities, the U.S. Fleet Debt, the Fleet Financing Facility, the International Fleet Debt Facilities, the Brazilian Fleet Financing Facility, the Belgian Fleet Financing Facility, the U.K. Leveraged Financing, the International ABS Fleet Financing Facility, the Canadian Fleet Financing Facility and the Other International Facility (in each case, as defined or used in the Exchange Act Reports), and except as do not materially interfere with the use of such properties.

3.4.          The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Exchange Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except where the failure to be so incorporated, or to be so qualified or have such corporate power or authority would not reasonably be expected to have a Material Adverse Effect.

3.5.          All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and will conform in all material respects to the description of the Stock set forth in the Company’s Registration Statement on Form 8-A as filed under the Exchange Act on November 8, 2006 (the “8-A”); all of the issued shares of capital stock of each of the Company’s subsidiaries listed on Schedule III (such subsidiaries, the “Designated Subsidiaries”) that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued and, in each case, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.6.          The Shares to be issued and sold to the Subscriber have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable and will conform in all material respects to the description of the Common Stock set forth in the 8-A.

3.7.          The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which the Company or any of the Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by laws of the Company or the Designated Subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Designated Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the issue and sale of the Shares to be sold by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except (a)  such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state, securities or “blue sky” laws or FINRA, in connection with the issue and sale of the Shares by the Company, and (b) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3.8.          Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any violation or default that would not reasonably be expected to have a Material Adverse Effect.

3.9.          Other than as set forth in the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.

3.10.        The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.11.        PricewaterhouseCoopers LLP, who has audited certain consolidated financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder.

3.12.        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13.        Since December 31, 2008, to the knowledge of the Company, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting.

3.14.        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

3.15.        Except as disclosed in the Exchange Act Reports, there is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect.  The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials.

3.16.        There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect.

3.17.        The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect.

3.18.        The Company and its subsidiaries collectively own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the business as currently conducted (the “Intellectual Property”), except for those disclosed in the Exchange Act

Reports or the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect.  Except as disclosed in the Exchange Act Reports, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

3.19.        The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company).  No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

3.20.        The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock listed on the New York Stock Exchange.

4.          Representations and Warranties of Subscriber.  Subscriber hereby represents and warrants that:

4.1.          Subscriber has full legal capacity, power and authority necessary to execute and deliver the Agreement, and had, as of their respective dates of execution and delivery by Subscriber, full legal capacity, power and authority necessary to execute and deliver the Stockholders Agreement and the Registration Rights Agreement, and has the corporate power and authority necessary to perform its obligations under the Agreements.  This Agreement, the Stockholders Agreement, and the Registration Rights Agreement have been duly executed and delivered by Subscriber.  Each of this Agreement, the Stockholders Agreement and the Registration Rights Agreement constitutes, the legal, valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

4.2.          Subscriber has been advised that the Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Subscriber is aware that the Company is not under any obligation to effect any such registration with respect to the Shares (except solely to the extent, if any, provided in the Registration Rights Agreement) or to file for or comply with any exemption from registration.

4.3.          Subscriber understands that, in addition to the restrictions on transfer imposed by the Securities Act and any applicable state securities laws, the Stockholders Agreement and the Registration Rights Agreement contain provisions that further restrict transfer of the Shares.

4.4.          Subscriber understands that the purchase of the Shares involves a high degree of risk.

4.5.          Subscriber is acquiring the Shares to be acquired by Subscriber hereunder for Subscriber’s own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.

4.6.          Subscriber has, either alone or together with the assistance of a “purchaser representative” (as such term is defined in Regulation D under the Securities Act), such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

4.7.          Subscriber has carefully considered the potential risks relating to the Company and the purchase of the Shares.  Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company and has had access, during the course of the transactions contemplated hereby and prior to its purchase of the Shares, to such information as it has deemed material to its investment decision and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Subscriber or to which Subscriber has had access.  Subscriber has made, either alone or together with its advisors, such independent investigation of the Company as Subscriber deems to be, or its advisors deem to be, necessary or advisable in connection with this investment.  Subscriber understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to the fairness of this investment.

4.8.          Subscriber is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

4.9.          The Company shall not have any liability of any kind in respect of any brokerage or finders’ fees, agents’ commissions or other similar payment to any broker, finder, agent or like party retained by or on behalf of the Subscriber.

5.          Conditions to Sale and Purchase of the Common Stock.

5.1.          The Company’s obligation to issue and sell the Shares on the Closing Date immediately prior to the Closing shall be subject to the satisfaction of the following conditions:

(a)        all representations and warranties of Subscriber contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the subscription contemplated hereby shall constitute a reaffirmation by Subscriber that all representations and warranties of Subscriber contained in this Agreement are true and correct in all material respects as of the Closing Date;

(b)        the Subscriber and the other parties purchasing Shares in the Private Offering, as listed in Schedule I hereto, representing the holders of a majority of the outstanding Common Stock of the Company, shall have delivered written consent to the Company (the “Consent”), in lieu of a special meeting of shareholders, approving the Private Offering;

(c)        the Public Offering shall have been completed;

(d)        no supranational, national, provincial, federal, state, local or other government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the subscription contemplated hereby; and

(e)        all material consents, approvals and authorizations legally required to be obtained to consummate the subscription contemplated hereby shall have been obtained from all Governmental Authorities.

5.2.          Subscriber’s obligation to purchase and pay for the Common Stock on the Closing Date immediately prior to the Closing shall be subject to the satisfaction of the following conditions:

(a)        that all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the subscription contemplated hereby shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date;

(b)        the Public Offering shall have been completed;

(c)        the Company shall have filed with the SEC, pursuant to Rule 14c-5(a) of the Exchange Act, a preliminary information statement (the “Preliminary Information Statement”) providing notice of the Consent to the Private Offering to the holders of the Company’s Common Stock entitled to vote at an annual or special meeting;

(d)        the Company shall have filed with the SEC, pursuant to Rule 14c-5(b) of the Exchange Act, a definitive information statement (the “Definitive Information Statement”) providing notice of the Consent to the Private Offering to the holders of the Company’s Common Stock entitled to vote at an annual or special meeting;

(e)        The Definitive Information Statement shall have been transmitted to all of the holders of the Company’s Common Stock entitled to vote at an annual or special meeting, at least 20 calendar days prior to the Closing Date, pursuant to Rule 14c-2 of the Exchange Act;

(f)         no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the subscriptions contemplated hereby; and

(g)        all material consents, approvals and authorizations legally required to be obtained to consummate the subscription contemplated hereby shall have been obtained from all Governmental Authorities.

6.          Indemnities.

6.1.          Subscriber hereby agrees to indemnify and hold harmless the Company and its shareholders (other than Subscriber), their respective affiliates, and the directors and officers of the foregoing and their successors and permitted assignees (other than those of Subscriber and its affiliates), from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement.  If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the indemnifying party hereby agrees to make the maximum contribution to the payment and satisfaction of each of such losses, damages, liabilities and expenses which is permissible under applicable law.

6.2.          The Company hereby agrees to indemnify and hold harmless the Subscriber and its shareholders, their respective affiliates, and the directors and officers of the foregoing and their successors and permitted assignees, from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement.  If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the indemnifying party hereby agrees to make the maximum contribution to the payment and satisfaction of each of such losses, damages, liabilities and expenses which is permissible under applicable law.

7.          Legends.

7.1.          The Subscriber agrees and acknowledges that the shares of Common Stock purchased under this Agreement shall constitute “restricted securities,” as defined by the Securities Act, shall be subject to transfer restrictions and shall have their restricted status noted on the books of Company’s transfer agent.

7.2.          All certificates representing the shares of Common Stock purchased under this Agreement shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

8.          Miscellaneous.

8.1.          Entire Agreement.  This Agreement, together with the schedules hereto and the agreements contemplated herein, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.2.          Amendment.

(a)        This Agreement may be amended only by an instrument in writing signed by the Company (upon Unanimous Investor Approval) and Subscriber.  Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by each party (upon Unanimous Investor Approval, in the case of the Company) against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3.          Successors; Assignment.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Prior to the Closing, Subscriber may not assign any of Subscriber’s rights hereunder and, after the Closing, Subscriber may not assign any of Subscriber’s rights hereunder except in connection with a transfer of the Shares in compliance with the terms and conditions of the Stockholders Agreement and the Registration Rights Agreement.

8.4.          Survival.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of the Shares.

8.5.          Expenses. Each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, including without limitation, fees and expenses of counsel to each party.

8.6.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.  A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

8.7.          Notices.  Notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):If to the Company, to it at:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey  07656
Attention: General Counsel
Fax: (201) 594-3122

If to the Subscriber, to it at the address set forth on Schedule I.

9.          Governing Law.

9.1.          Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

9.2.          Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 8.7 shall be effective service of process for any such suit, action or other proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

9.3.          Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this wavier and makes this wavier voluntarily, and that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.3.

9.4.          Reliance.  Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of Section 9.3 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

/s/ Elyse Douglass
	Name:	Elyse Douglass
	Title:	Executive Vice President and Chief Financial Officer

CD&R PARALLEL FUND VII, L.P.
By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

By:	/s/ Theresa Gore
	Name:	Theresa Gore
	Title:	Vice President, Treasurer and Assistant Secretary

SCHEDULE I

Subscriber	Notice Address	Shares of Common Stock

Clayton, Dubilier & Rice Fund VII, L.P.	Clayton, Dubilier & Rice Fund VII, L.P. c/o M&C Corporate Services Limited P.O. Box 309GT Ugland House South Church Street George Town, Grand Cayman Cayman Islands, British West Indies Facsimile: (345) 949-8080	19,921,396

	With a copy to (which shall not constitute notice): Clayton, Dubilier & Rice, Inc. 375 Park Avenue 18th Floor New York, New York 10152 Attention: Mr. David H. Wasserman Facsimile: (212) 893-7061

	With a copy to (which shall not constitute notice): Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attention: Franci J. Blassberg, Esq. Facsimile: (212) 909-6836

CD&R Parallel Fund VII, L.P.	CD&R Parallel Fund VII, L.P. c/o M&C Corporate Services Limited P.O. Box 309GT Ugland House South Church Street George Town, Grand Cayman Cayman Islands, British West Indies Facsimile: (345) 949-8080	141,843

	With a copy to (which shall not constitute notice): Clayton, Dubilier & Rice, Inc. 375 Park Avenue 18th Floor New York, New York 10152 Attention: Mr. David H. Wasserman Facsimile: (212) 893-7061

	With a copy to (which shall not constitute notice): Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attention: Franci J. Blassberg, Esq. Facsimile: (212) 909-6836

Subscriber	Notice Address	Shares of Common Stock

Carlyle Partners IV, L.P.	Carlyle Partners IV, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington DC 20004-2505 Attention: Mr. Gregory S. Ledford Facsimile: (202) 347-1818	11,570,644

With a copy to (which shall not constitute notice):
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004-1304
Attention: Daniel T. Lennon, Esq. & David S. Dantzic, Esq.
Facsimile: (202) 637-2201

CP IV Coinvestment, L.P.	CP IV Coinvestment, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Suite 220 South Washington DC 20004-2505 Attention: Mr. Gregory S. Ledford Facsimile: (202) 347-1818	467,299

With a copy to (which shall not constitute notice):
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004-1304
Attention Daniel T. Lennon, Esq. David S. Dantzic, Esq.
Facsimile: (202) 637-2201

TOTAL	N/A	32,101,182

SCHEDULE II

1.	Current Report of the Company on Form 8-K filed on March 4, 2009
2.	Current Report of the Company on Form 8-K filed on April 6, 2009
3.	Current Report of the Company on Form 8-K filed on April 14, 2009
4.	That portion of the Current Report of the Company on Form 8-K filed on January 20, 2009 that appears under the caption Item 2.05

SCHEDULE III

1.	Hertz Investors, Inc.
2.	The Hertz Corporation
3.	Hertz International, Inc.
4.	Hertz Equipment Rental Corporation
5.	Hertz System, Inc.